UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 28, 2010

L.B. Foster Company
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-10436 (Commission File Number)	25-1324733 (IRS Employer Identification No.)

415 Holiday Drive Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15220 (Zip Code)
Registrant’s telephone number, including area code: (412) 928-3417
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On June 28, 2010, L.B. Foster Company (“L.B. Foster”) issued a press release announcing that the Antitrust Division of the Department of Justice (the “Antitrust Division”) has informally raised antitrust concerns to L.B. Foster’s proposed acquisition of Portec Rail Products, Inc. (“Portec”). The Antitrust Division has expressed concern that the proposed acquisition may have a potentially anti-competitive effect with respect to the merged company’s rail joint business. As a condition to the proposed acquisition, the DOJ may seek various restructuring alternatives, possibly including the sale of certain assets associated with the merged company's rail joint business. L.B. Foster is evaluating this matter. The press release also announced that, on June 24, 2010, the Court of Common Please of Allegheny County, Pennsylvania has dissolved the preliminary injunction issued on April 21, 2010, which enjoined the completion of L.B. Foster’s offer to purchase all of the outstanding shares of Portec.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by L.B. Foster Company dated June 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
Date: June 28, 2010	By:	/s/ David L. Voltz
		Name:	David L. Voltz
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by L.B. Foster Company dated June 28, 2010.

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